                           CAPSTONE GROWTH FUND, INC.
             SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


                 n
        P (1 + T) = ERV

                  P = a hypothetical initial payment of $1,000,

                  T = the average annual total return,

                  n = the number of years,

                ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's average annual total return for the one year period ending October 31, 1997 is 26.91%.

                                      1
                   $1,000 (1 + .26913)  = ERV

                              $1,269.13 = ERV

An initial payment of $1,000 invested on 11/01/96 will result in 64.267 shares. Income distributions of $0.224 per share and a capital gain distribution of $2.286 per share resulted in 11.457 additional shares, rendering a total of
75.724 shares. On 10/31/97 the net asset value of the Fund was $16.76 per share, thereby creating a total market value of $1,269.13 and yielding a return of 26.91%.

                              ********************

The Fund's average annual total return for the five year period from November 1, 1992 to October 31, 1997 is 13.50%.

                                      5
                    $1,000 (1 + .1350) = ERV

                              $1,883.79 = ERV

An initial payment of $1,000 invested on 11/01/92 will result in 71.429 shares. Income distributions of $0.796 per share and capital gain distributions of $5.635 per share for the five year period resulted in 40.969 additional shares, rendering a total of 112.398 shares. On 10/31/97 the net asset value of the Fund was $16.76 per share, thereby creating a total market value of $1,883.79 and yielding a return of 13.50%.

                              ********************

The Fund's average annual total return for the ten year period from November 1, 1987 to October 31, 1997 is 13.38%.

                                          10
                        $1,000 (1 + .1338)   = ERV

                                    $3,511.30 = ERV

An initial payment of $1,000 invested on 11/01/87 will result in 87.719 shares. Income distributions of $2.476 per share and capital gain distributions of $9.335 per share for the ten year period resulted in 121.786 additional shares, rendering a total of 209.505 shares. On 10/31/97 the net asset value of the Fund was $16.76 per share, thereby creating a total market value of $3,511.30 and yielding a return of 13.38%.

                           CAPSTONE GROWTH FUND, INC.
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN


     P (1 + T) = ERV

             P = a hypothetical initial payment of $1,000,

             T = the total return,

           ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's total return for the one year period ending October 31, 1997 is 26.91%.

             $1,000 (1 + .2691) = ERV

                      $1,269.13 = ERV

An initial payment of $1,000 invested on 11/01/96 will result in 64.267 shares. Income distributions of $0.224 per share and a capital gain distribution of $2.286 per share resulted in 11.457 additional shares, rendering a total of
75.724 shares. On 10/31/97 the net asset value of the Fund was $16.76 per share, thereby creating a total market value of $1,269.13 and yielding a return of 26.91%.

                              ********************

The Fund's total return for the five year period from November 1, 1992 to October 31, 1997 is 88.38%.

                   $1,000 (1 + .8838) = ERV

                            $1,883.79 = ERV

An initial payment of $1,000 invested on 11/01/92 will result in 71.429 shares. Income distributions of $0.796 per share and capital gain distributions of $5.635 per share for the five year period resulted in 40.969 additional shares, rendering a total of 112.398 shares. On 10/31/97 the net asset value of the Fund was $16.76 per share, thereby creating a total market value of $1,883.79 and yielding a return of 88.38%.

                              ********************

The Fund's total return for the ten year period from November 1, 1987 to October 31, 1997 is 251.13%.

                  $1,000 (1 +2.5113) = ERV

                           $3,511.30 = ERV

An initial payment of $1,000 invested on 11/01/87 will result in 87.719 shares. Income distributions of $2.476 per share and capital gain distributions of $9.335 per share for the ten year period resulted in 121.786 additional shares, rendering a total of 209.505 shares. On 10/31/97 the net asset value of the Fund was $16.76 per share, thereby creating a total market value of $3,511.30 and yielding a return of 251.13%.